Exhibit 99.1

Penn Virginia Corporation

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean
Vice President, Corporate Development
Ph: (610) 687-7531 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com

PENN VIRGINIA CORPORATION ANNOUNCES THE CLOSING OF ITS
GULF COAST DIVESTITURE FOR $38.0 MILLION

PURCHASES SELMA CHALK ASSETS FOR $6.0 MILLION

RADNOR, PA (BusinessWire) February 1, 2010 – Penn Virginia Corporation (NYSE: PVA) announced today that it has closed the previously announced sale to a private company of its Gulf Coast assets in south Louisiana and south Texas for $38.0 million.  In addition, PVA purchased from the same private company oil and gas assets located in the Gwinville Field in Jefferson Davis County, Mississippi for $6.0 million.

The assets acquired in Mississippi, consisting of approximately 1,300 (925 net) acres, are adjacent to PVA’s Selma Chalk assets and have an estimated 10 gross horizontal drilling locations.  The acquired assets include estimated proved reserves of 3.4 billion cubic feet of natural gas equivalent and current net production of approximately 1.0 million cubic feet of natural gas equivalent per day.

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Penn Virginia Corporation (NYSE: PVA) is an independent natural gas and oil company focused on the exploration, acquisition, development and production of reserves in onshore regions of the U.S., including East Texas, the Mid-Continent region, Mississippi and the Appalachian Basin. PVA also owns approximately 51 percent of Penn Virginia GP Holdings, L.P. (NYSE: PVG), the owner of the general partner and the largest unit holder of Penn Virginia Resource Partners, L.P. (NYSE: PVR), a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.  These risks, uncertainties and contingencies include, but are not limited to, the following: the volatility of commodity prices for natural gas, natural gas liquids (NGLs) and crude oil; integrating and managing the newly acquired oil and gas assets with PVA’s existing oil and gas exploration and production business; the extent to which the amount and quality of actual production of our oil and natural gas differs from estimated proved reserves; the availability and costs of required drilling rigs, production equipment and materials; our ability to obtain adequate pipeline transportation capacity for our oil and gas production; competition among producers in the oil and natural gas industry generally; operating risks, including unanticipated geological problems, incidental to our business; the occurrence of unusual weather or operating conditions, including force majeure events; environmental risks affecting the drilling and producing of oil and gas wells; the timing of receipt of necessary governmental permits by us; accidents; changes in governmental regulation or enforcement practices, especially with respect to environmental, health and safety matters; risks and uncertainties relating to general domestic and international economic conditions (including inflation, interest rates and financial and credit markets) and political conditions (including the impact of potential terrorist attacks); and the other risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008.  Many of the factors that will determine our future results are beyond the ability of management to control or predict.  Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.